HARBOR BOND FUND

TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3

1) Name of Issuer:     Sprint Capital Corp

Name of Underwriters:
          Joint Lead Manager(s):   Deutsche Banc Alex Brown Inc.
                                   Salomon Smith Barney
                                   UBS Warburg

          Co-Managers:             ABN AMRO
                                   J.P. Morgan
                                   Merrill Lynch & Co.
                                   Morgan Stanley Dean Witter

Name of Underwriter From which Purchased:     UBS Warburg

Title of Security:     Sprint Capital Corp 144A
                       Cusip#: 852060AQ5

Date of First Offering:     03/08/2002

Amount of Offering:     2,000MM

Type of Offering:     Eligible Rule 144A Offering

Unit Price:     99.4430

Underwriting Spread, Commission, or Selling Concession:
             Spread at issue 307 basis points vs. T 5 3/8 02/31

Maturity Date:     03/15/2032

Yield to Maturity:     8.975

Subordination Features:     Debenture Bond

Dollar Amount of Purchased:     10,938,730.00

2) Name of Issuer:     Teppco Partners, L.P.

Name of Underwriters:
          Lead Manager:   UBS Warburg

          Co-Managers:    Banc One Capital Markets
                          BNY Capital Markets
                          Credit Lyonnais Securities (USA)
                          RBC Dominion Securities
                          SunTrust Robinson Humphrey
                          Wachovia Securities Inc.

Name of Underwriter From which Purchased:     UBS Warburg

Title of Security:     Teppco Partners, L.P.
                       Cusip#: 872384AA0

Date of First Offering:     02/14/2002

Amount of Offering:     500MM

Type of Offering:     Registered Public Offering

Unit Price:     99.5610

Underwriting Spread, Commission, or Selling Concession:
             Spread at issue 273 basis points vs. T 4 7/8 02/12

Maturity Date:     02/15/2012

Yield to Maturity:     7.080

Subordination Features:     Company Guaranteed

Dollar Amount of Purchased:     2,986,830.00